Exhibit 99.1

Protolabs Appoints Sam Ramahi as Chief Operations Officer
MINNEAPOLIS – August 24, 2026 – Protolabs (NYSE: PRLB), the world's leading provider of digital manufacturing services, today announced the appointment of Sam Ramahi as Chief Operations Officer, effective August 31, 2026. In this role, Ramahi will lead the company's global operations, supply chain, quality, sourcing, and continuous improvement initiatives, reporting to President and Chief Executive Officer Suresh Krishna, who will retain ultimate oversight of Protolabs’ operations. Ramahi is expected to help advance Protolabs' strategy of serving customers throughout the product life cycle, from prototype to production, while driving operational excellence across safety, quality, delivery, and cost.

Ramahi brings more than 25 years of executive operational leadership experience in global industrial and manufacturing organizations. Throughout his career, he has built and transformed complex global manufacturing and supply chain organizations.

"Sam is a proven global operations leader with a remarkable track record of driving operational excellence, leading large-scale transformations, and building high-performing teams," said Krishna. "His deep expertise across manufacturing, supply chain management, quality, sourcing, and customer-focused operations will be invaluable as we continue to scale our capabilities, strengthen our operational performance, expand into production, and create value for our customers and shareholders."

Ramahi most recently served as Vice President of North America Operations at SIG Group, where he led a 1,300-person organization across five manufacturing facilities supporting $700 million in annual revenue. During his tenure, he improved delivery performance, accelerated customer corrective-action responsiveness, and optimized inventory management while maintaining operational stability. Prior to SIG Group, he served as Chief Operating Officer of Jacuzzi Group. Ramahi has held leadership roles at nVent, Eaton, Cooper Industries, Honeywell, and GE Healthcare, gaining extensive experience across manufacturing, operational excellence, Lean, Six Sigma, quality, and customer experience. He has operated globally throughout North America, Europe, Latin America, and Asia and has extensive experience leading large, multi-site manufacturing organizations.

"I am excited to join Protolabs at such an important time in the company's evolution," said Ramahi. "Protolabs has built a strong reputation for innovation, speed, and quality, and I see tremendous opportunity to further strengthen the operational capabilities that support customers as they move from prototype to production. I look forward to partnering with the leadership team and employees around the world to drive continued operational excellence, support growth, and enhance the customer experience."

About Protolabs
Protolabs (NYSE: PRLB) is the world’s fastest manufacturing service enabling companies across every industry to streamline production of quality parts throughout the entire product life cycle. From custom prototyping to end-use production, we support product developers, engineers, and supply chain teams along every phase of their manufacturing journey. Get started now at protolabs.com.

Forward-Looking Statements
Statements contained in this press release regarding matters that are not historical or current facts are “forward-looking statements” within the meaning of The Private Securities Litigation Reform Act of 1995. These statements involve known and unknown risks, uncertainties, and other factors which may cause the results of Protolabs to be materially different than those expressed or implied in such statements. Certain of these risk factors and others are described in the “Risk Factors” section within reports filed with the Securities and Exchange Commission. Other unknown or unpredictable factors also could have material adverse effects on Protolabs’ future results. The forward-looking statements included in this press release are made only as of the date hereof. Protolabs cannot guarantee future results, levels of activity, performance, or achievements. Accordingly, you should not place undue reliance on these forward-looking statements. Finally, Protolabs expressly disclaims any intent or obligation to update any forward-looking statements to reflect subsequent events or circumstances.

Investor Relations Contacts
Protolabs
Ryan Johnsrud, 612-225-4873
Senior Manager, IR and Corporate Development
ryan.johnsrud@protolabs.com

Gateway Group, Inc.
949-574-3860
PRLB@gateway-grp.com

Media Contacts
Protolabs
Brent Renneke, 763-479-7704
Corporate Communications Manager
brent.renneke@protolabs.com

Allie Potter
Skyya PR for Protolabs
allie@skyya.com
218-766-8856